Exhibit 99.1

Digital Ally Forms New Business Unit to Pursue Healthcare Market Opportunities

Digital Ally Contributes $13.5 million of Capital to New Business Unit

Lenexa, KS | June 7, 2021

Digital Ally, Inc. (NASDAQ: DGLY) (the “Company”), which develops, manufactures, and markets advanced video recording products and other critical safety products for law enforcement, emergency management, fleet safety and event security, today announced the formation of Digital Ally Healthcare, Inc. (“Digital Healthcare”) to pursue opportunities in the healthcare industry. This business initiative is part of the Company’s strategic plan to diversify its product and service offerings to address larger target markets that have significant growth prospects. Digital Healthcare’s goal is to create recurring sources of revenue, expand its profit margins, achieve sustainable positive cash flow and fuel future growth.

On June 4, 2021 Digital Healthcare, a wholly-owned subsidiary of the Company, entered into a venture with Nobility LLC, an eight-year old revenue cycle management (“RCM”) company servicing the medical industry. Digital Healthcare is capitalizing the venture with $13.5 million to support the venture’s business strategy to make acquisitions of RCM companies. Digital Healthcare owns 51% of the venture that entitles it to 51% of the distributable cash as defined in the venture’s operating agreement plus a cumulative preferred return of 10% per annum on its invested capital. Nobility will receive a management fee and 49% of the distributable cash, subordinated to Digital Healthcare’s preferred return.

The venture currently has two target acquisitions (the “Targets”) under letters of intent and is negotiating for the purchase of another RCM portfolio. The total revenue run rate of these acquisitions is approximately $5.0 million annually with significant profit margins expected after the venture implements cost reductions and economies of scale. The total purchase price of the Targets are approximately $5.0 million with cash at closing expected to average 75% of the purchase prices and the balances generally paid over several years subject to achievement of certain milestones. The closings are expected to occur over the next several months and are subject to final due diligence and negotiation of definitive agreements.

“Healthcare represents approximately $3.5 trillion or 18% of the US economy annually”, said Stan Ross, CEO of Digital Ally. “Last year we added the Shield Health Protection Products line to address parts of the health and wellness market. The Shield line includes Shield Cleansers, a highly effective, yet safe, disinfectant and sanitizer for use against SARS-CoV-2, a non-contact thermometer/controlled-entry device, an electrostatic sprayer for fast and efficient disinfecting of large areas, and a variety of personal protective equipment including face masks, gloves and sanitizer wipes.”

“Digital Healthcare’s venture with Nobility is a further expansion into the healthcare market. The venture’s acquisition targets include the approximate 6,000 medical billing companies in the United States, most of which are relatively small and closely-held private concerns. Each year a portion of these company owners sell because they want to retire or exit the business for other pursuits. The RCM market is quite fragmented with the largest companies having less than an estimated 5% of the total market. We saw the opportunity to form the venture with Nobility, provide the capital to make acquisitions and pursue the RCM company roll-up strategy at a faster pace. We have a long association with one of the founders of Nobility and thus have had insight into its operations and track record in providing superior RCM and practice management services, as well as its ability to execute a profitable roll-up strategy,” Ross concluded.

Upon completion of the acquisitions the venture will process and submit the medical reimbursement claims of its physician clients to commercial health insurance companies and Medicare/Medicaid for the services the physicians have rendered to their patients so they can receive payments. The venture will receive a percentage of the cash collected for its fees. The RCM agreements with physician clients generally renew automatically on an annual basis.

Nobility will manage the venture with certain administrative assistance from Digital Healthcare. Nobility has a deep and experienced management team with many years of combined medical billing experience. It is based in Scottsdale Arizona with an overseas office and staff. Nobility has a proven track record of being able to purchase RCM companies at favorable prices and terms, cut costs and improve client performance levels and profit margins while retaining the client portfolios acquired. Because these are service-based businesses, the largest cost is labor. Nobility has developed the infrastructure and management expertise to cut these costs while providing superior service levels through its management team and staff. Nobility operates an overseas office and staff that provides back-office claims processing, submission and follow-up services which will support the venture’s operations. Its overseas labor and office costs are generally much lower when compared to higher cost United States-based staffing and facility costs. We intend to retain United States-based staff members of the acquired RCM companies who have key client facing relationships to provide seamless services and improve client retention levels.

About Digital Ally

Digital Ally® specializes in the design and manufacturing of the highest quality video recording equipment and video analytic software. Digital Ally pushes the boundaries of technology in industries such as law enforcement, emergency management, fleet safety and event security. Digital Ally’s complete product solutions include vehicle and body cameras, flexible software storage, automatic recording technology and various critical safety products. In addition, Digital Ally launched the Shield Health Protection Products line including Shield Cleansers, a highly effective, yet safe, disinfectant and sanitizer for use against SARS-CoV-2, a non-contact thermometer/controlled-entry device, an electrostatic sprayer for fast and efficient disinfecting of large areas, and a variety of personal protective equipment including face masks, gloves and sanitizer wipes.

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Contact Information

Stanton Ross, CEO

Tom Heckman, CFO

Digital Ally, Inc.

913-814-7774

info@digitalallyinc.com

This Press Release (the “Release”) of Digital Ally, Inc. (the “Company”, “we”, “us”, or “our”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on our expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond our control. Therefore, actual results could differ materially from the forward-looking statements contained in this document, and readers are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this document will, in fact, transpire or prove to be accurate.

Factors that could cause or contribute to our actual results differing materially from those discussed herein or for our stock price to be adversely affected include, but are not limited to: (1) our losses in recent years, including during fiscal 2020 and 2019; (2) economic and other risks for our business from the effects of the COVID-19 pandemic, including the impacts on our law-enforcement and commercial customers, suppliers and employees and on our ability to raise capital as required; (3) our ability to increase revenues, increase our margins and return to consistent profitability in the current economic and competitive environment; (4) our operation in developing new markets and uncertainty as to market acceptance of our technology, new products and our ability to grow the Digital Ally Healthcare subsidiary and effect profitable and well-diligenced RCM acquisitions; (5) the availability of funding from federal, state and local governments to facilitate the budgets of law enforcement agencies, including the timing, amount and restrictions on such funding; (6) our ability to deliver our new product offerings as scheduled in 2020, such as the Shield™ disinfectant/sanitizers products and ThermoVU™ temperature screening systems, whether such new products perform as planned or advertised and whether they will help increase our revenues; (7) whether we will be able to increase the sales, domestically and internationally, for our products in the future; (8) our ability to maintain or expand our share of the market for our products in the domestic and international markets in which we compete, including increasing our international revenues; (9) our ability to produce our products in a cost-effective manner; (10) competition from larger, more established companies with far greater economic and human resources; (11) our ability to attract and retain quality employees; (12) risks related to dealing with governmental entities as customers; (13) our expenditure of significant resources in anticipation of sales due to our lengthy sales cycle and the potential to receive no revenue in return; (14) characterization of our market by new products and rapid technological change; (15) our dependence on sales of our EVO-HD, DVM-800, FirstVu HD and DVM-250 products; (16) that stockholders may lose all or part of their investment if we are unable to compete in our markets and return to profitability; (17) defects in our products that could impair our ability to sell our products or could result in litigation and other significant costs; (18) our dependence on key personnel; (19) our reliance on third-party distributors and sales representatives for part of our marketing capability; (20) our dependence on a few manufacturers and suppliers for components of our products and our dependence on domestic and foreign manufacturers for certain of our products; (21) our ability to protect technology through patents and to protect our proprietary technology and information, such as trade secrets, through other similar means; (22) our ability to generate more recurring cloud and service revenues; (23) risks related to our license arrangements; (24) our revenues and operating results may fluctuate unexpectedly from quarter to quarter; (25) sufficient voting power by coalitions of a few of our larger stockholders, including directors and officers, to make corporate governance decisions that could have a significant effect on us and the other stockholders; (26) the sale of substantial amounts of our common stock, par value $0.001 per share (the “Common Stock”), that may have a depressive effect on the market price of the outstanding shares of our Common Stock; (27) the possible issuance of Common Stock subject to options and warrants that may dilute the interest of stockholders; (28) our nonpayment of dividends and lack of plans to pay dividends in the future; (29) future sale of a substantial number of shares of our Common Stock that could depress the trading price of our Common Stock, lower our value and make it more difficult for us to raise capital; (30) our additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock; (31) the likely high volatility of our stock price due to a number of factors, including a relatively limited public float; (32) whether such technology will have a significant impact on our revenues in the long-term; and (33) indemnification of our officers and directors.